Exhibit 99.1

NEWS RELEASE COMPUWARE CORPORATION
Corporate Headquarters One Campus Martius • Detroit, Michigan 48226 (313) 227-7300

For Immediate Release
December 8, 2014

COMPUWARE SHAREHOLDERS APPROVE DEFINITIVE AGREEMENT TO BE ACQUIRED BY THOMA BRAVO

Transaction Valued at Approximately $2.4 Billion

DETROIT, MI—December 8, 2014—Compuware Corporation (NASDAQ: CPWR) announced that at the special meeting of Compuware shareholders held earlier today, shareholders voted to approve the proposed definitive merger agreement with Thoma Bravo, LLC.

The transaction follows a thorough review by the Compuware Board of Directors of strategic options for Compuware. More than 99% of the shares voting at the special meeting voted in favor of the adoption of the merger agreement. The CEO of Compuware, Bob Paul, stated, “The acquisition by Thoma Bravo provides a great value proposition for Compuware’s shareholders and we are very pleased with the level of support this transaction has received from our shareholders.”

Upon completion of the merger, valued at approximately $2.4 billion, Compuware shareholders will have received an aggregate value of $10.75 per share for each share of Compuware common stock they own as of the effective time of the merger, which includes a net cash payment of $10.389188 per share of common stock (after deducting the corporate level taxes associated with the Covisint spin-off to Compuware shareholders) as well as the per-share value of the Covisint shares distributed to holders of Compuware equity as of October 20, 2014, the record date for the Covisint spin-off. The companies currently expect the merger to be completed later this month, following the satisfaction or waiver of all conditions to the merger.

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About Compuware Corporation

Compuware Corporation is the technology performance company, and we exist solely to help our customers optimize the performance of their most important and innovative technologies—those that drive their businesses forward. Today, more than 7,100 companies, including many of the world’s largest organizations, depend on Compuware and our new generation approach to performance management to do just that. Learn more at www.compuware.com.

About Thoma Bravo, LLC

Thoma Bravo is a leading private equity investment firm building on a 30+ year history of providing equity and strategic support to experienced management teams and growing companies. The firm seeks to create value by collaborating with company management to improve business operations and provide capital to support growth initiatives. Thoma Bravo invests with a particular focus on application and infrastructure software and technology enabled services. The firm currently manages a series of private equity funds representing more than $7.5 billion of equity commitments. For more information, visit www.thomabravo.com.

COMPUWARE SHAREHOLDERS APPROVE DEFINITIVE AGREEMENT TO BE ACQUIRED BY THOMA BRAVO
December 8, 2014

Forward-looking statements

All of the statements in this release, other than historical facts, are forward-looking statements made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements made concerning the Company’s intent to consummate a merger with an affiliate of Thoma Bravo. As a general matter, forward-looking statements are those focused upon anticipated events or trends, expectations, and beliefs relating to matters that are not historical in nature. Such forward-looking statements are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the Company. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: (i) the risk that the merger may not be consummated in a timely manner, if at all; (ii) the risk that the definitive merger agreement may be terminated in circumstances that require the Company to pay Thoma Bravo a termination fee of $83.4 million and/or reimbursement of their expenses of up to $4.0 million; (iii) risks related to the diversion of management’s attention from the Company’s ongoing business operations; (iv) risks regarding the failure of the relevant Thoma Bravo affiliate to obtain the necessary financing to complete the merger; (v) the effect of the announcement of the merger on the Company’s business relationships (including, without limitation, customers and suppliers), operating results and business generally; and (vi) risks related to obtaining the requisite consents to the merger, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from various domestic and foreign governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are described in Compuware’s SEC reports, including but not limited to the risks described in Compuware’s Annual Report on Forms 10-K and 10-K/A for its fiscal year ended March 31, 2014 and Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2014 and September 30, 2014. Compuware assumes no obligation and does not intend to update these forward-looking statements.

Contacts

Compuware Corporation
Lisa Elkin
313-227-7345
Lisa.Elkin@compuware.com

Thoma Bravo
Jeff Segvich
LANE (for Thoma Bravo, LLC)
503-546-7870
jeff@lanepr.com